UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 5, 2005

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Section 1.  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

            On October 5, 2005, KFx Inc. and KFx Plant II, LLC, a subsidiary of KFx Inc. (“KFx”), entered into agreements with Arch Coal, Inc. and Thunder Basin Coal Company, LLC, a subsidiary of Arch Coal, Inc. (“Arch Coal”), which include a Master Agreement, Surface Access and Use License Agreement, and a Stock Purchase and Warrant Agreement (the “Agreements”).  The Agreements provide for KFx to have the right for immediate access to certain land at Arch Coal’s Coal Creek Mine located in the Powder River Basin in Campbell County, Wyoming for the purpose of conducting exploratory core drilling and geotechnical surveys.  Based upon the results of this testing, KFx will evaluate the feasibility of permitting, constructing and operating an eight (8) million ton per year K-Fuel™ plant (“Plant”) at the Coal Creek Mine to beneficiate coal that is supplied from the Coal Creek Mine.  Both parties must mutually agree to proceed no later than July 1, 2006 before construction of the Plant is undertaken.  If construction commences, previously negotiated site lease, operating and coal supply agreements will be executed.

            Pursuant to the Stock Purchase and Warrant Agreement (“Warrant Agreement”), Arch Coal purchased 191,205 shares of KFx’s common stock at $15.69 which was based upon the average price per share over the 20 days preceding the execution of the Warrant Agreement.  Further, Arch Coal was issued a warrant to purchase additional shares of KFx common stock in four separate tranches.  Under the first tranche, Arch Coal may purchase 446,144 shares of common stock at $15.69 per share at any time up and until thirty (30) days after the completion of the KFx Fort Union K-Fuel™ plant.  Under the second tranche, Arch Coal may purchase 602,773 shares of KFx common stock at $16.59 per share at any time up and until thirty (30) days after the execution of the Operative Agreements by the parties.  Under the third tranche, Arch Coal may purchase 535,045 shares of KFx common stock at $18.59 per share at any time up and until thirty (30) days after Arch Coal receives notice from KFx that all necessary permits to build and operate the Plant have been received.  Under the fourth tranche, Arch Coal may purchase 966,651 shares of KFx common stock at $20.69 per share at any time up and until the one-year anniversary following the completion of the Plant.  The common stock and warrants carry registration rights and the warrants are subject to certain anti-dilution provisions.

            The issuance of KFx’s equity securities reported above occurred in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D, in that the transactions did not involve any public offering.  The securities are “restricted securities” as defined in Rule 144(a)(3).  The certificates issued in connection with each transaction will bear a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of counsel that registration is not required under the Securities Act of 1933.

Section 3.  Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

            See Item 1.01 of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: October 11, 2005	By: /s/ William G. Laughlin
William G. Laughlin
Senior Vice President and General Counsel